                                                                                                            News Release
                                                                                                            Cory T. Walker
October 17, 2005                                                                              Chief Financial Officer
                                                                                                            (386) 239-7250

BROWN & BROWN, INC.
THIRD QUARTER RESULTS ACHIEVE NEW RECORDS
FOR REVENUES AND INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) announced net income for the third quarter of 2005 of $34,783,000, or $0.50 per share, an increase of 15.6% from the $30,086,000, or $0.43 per share, reported for the quarter ended September 30, 2004. Total revenue for the quarter ended September 30, 2005 was $190,645,000, compared with 2004 third-quarter revenue of $160,381,000, an increase of 18.9%.

Total revenue for the first nine months of 2005 was $588,950,000, compared with revenue of $483,888,000 for the comparable period in 2004, an increase of 21.7%. Net income for the first nine months of 2005 was $114,834,000, versus $98,587,000 during the comparable 2004 period, an increase of 16.5%.  Net income per share for the nine months ended September 30, 2005 was $1.65, versus the $1.42 per share posted during the same 2004 period, an increase of 16.2%.

J. Hyatt Brown, Chairman and CEO, noted, "The third quarter was challenging given the continued softening of insurance premium rates, coupled with another heavy August/September hurricane season.  Despite these challenges, our outstanding team of insurance professionals remains focused on driving new business sales and providing outstanding service to our customers".

President and Chief Operating Officer Jim W. Henderson added, "We are very proud of how well our recent acquisitions are performing and the strong operating results that they have added to our Company.  Hyatt and I would also like to pay special tribute to our employees in our four Louisiana offices that were directly impacted by hurricanes Katrina and Rita.  The manner in which our team responded to the needs of our customers and neighbors was remarkable.  Our employees throughout the country have additionally responded with financial aid to the victims of these horrific storms."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, and managed health care programs. Providing service to business, public entity, individual, trade and professional association clients nationwide. The Company is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain statements relating to future results which are forward-looking statements, including those relating to continuing our revenue, earnings and operating growth, as well as identifying and consummating attractive acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of Arizona, California, Florida, Georgia, New Jersey, New York, Pennsylvania and/or Washington, where significant portions of the Company's business are concentrated; the actual costs of resolution of contingent liabilities; those factors relevant to Brown & Brown's consummation and integration of announced acquisitions, including any matters analyzed in the due diligence process, material adverse changes in the customers of the companies whose operations are acquired, and material adverse changes in the business and financial condition of either or both companies and their respective customers; and the cost and impact on the Company of previously disclosed litigation initiated against the Company and regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers.   All forward-looking statements made herein are made only as of the date of this release and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the		For the

	Three Months Ended		Nine Months Ended

	September 30		September 30

	2005	2004	2005	2004
REVENUES
Commissions and fees	$188,444	$158,852	$581,497	$479,915
Investment income	1,786	586	4,275	1,607
Other income, net	415	943	3,178	2,366
Total revenues	190,645	160,381	588,950	483,888

EXPENSES
Employee compensation and benefits	94,009	79,449	278,493	232,000
Non-cash stock grant compensation	681	374	2,360	1,885
Other operating expenses	25,638	22,042	78,760	63,421
Amortization	8,452	5,777	24,344	16,077
Depreciation	2,538	2,238	7,432	6,661
Interest	3,638	2,245	10,891	3,699
Total expenses	134,956	112,125	402,280	323,743

Income before income taxes	55,689	48,256	186,670	160,145

Income taxes	20,906	18,170	71,836	61,558

Net income	$ 34,783	$ 30,086	$114,834	$ 98,587
	======	======	=======	======
Net income per share:
Basic	$0.50	$0.44	$1.66	$1.43
	====	====	====	====
Diluted	$0.50	$0.43	$1.65	$1.42
	====	====	====	====
Weighted average number of shares outstanding:
Basic	69,242	69,009	69,187	68,828
	=====	=====	=====	=====
Diluted	69,819	69,588	69,752	69,361
	=====	=====	=====	=====

Dividends declared per share	$0.08	$0.07	$0.24	$0.21
	====	====	====	====

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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended September 30, 2005
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	9/30/05	9/30/04	Change	Growth %	Revenues	Growth %

Florida Retail
	$ 38,153	$ 33,917	$ 4,236	12.5%	$ 1,456	8.2%
National Retail	49,174	49,177	(3)	(0.0)%	1,176	(2.4)%
Western Retail	27,116	28,388	(1,272)	(4.5)%	642	(6.7)%

     Total Retail

	114,443	111,482	2,961	2.7%	3,274	(0.3)%

Professional Programs	10,682	10,964	(282)	(2.6)%	-	(2.6)%
Special Programs	21,945	19,712	2,233	11.3%	2,566	(1.7)%
Total Programs	32,627	30,676	1,951	6.4%	2,566	(2.0)%

Brokerage	31,990	8,949	23,041	257.5%	20,717	26.0%

TPA Services	6,821	6,163	658	10.7%	-	10.7%

Total Core Commissions
and Fees (1)	$185,881	$157,270	$28,611	18.2%	$26,557	1.3%
	=======	=======	======	=====	======	====

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended September 30, 2005 and 2004
(in thousands)
(unaudited)
	Quarter	Quarter
	Ended	Ended
	9/30/05	9/30/04

Total core commissions and fees (1)	$185,881	$157,270
Contingent commissions	2,563	986
Divested business	-	596

Total commissions & fees	$188,444	$158,852
	=======	=======

(1)

Total core commissions and fees are our total commissions and fees less (i) contingent commissions (revenue derived from special revenue-sharing commissions paid by insurance companies based primarily upon the profitability of the business placed with such companies during the prior year, and in some cases upon the volume or growth of that business), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

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Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$ 76,730	$ 188,106
Restricted cash and investments	235,263	147,483
Short-term investments	2,639	3,163
Premiums, commissions and fees receivable	235,116	172,395
Other current assets	27,473	28,819
Total current assets	577,221	539,966

Fixed assets, net	38,526	33,438
Goodwill	528,296	360,843
Amortizable intangible assets, net	362,381	293,009
Investments	9,294	9,328
Other assets	10,021	12,933
Total assets	$1,525,739	$1,249,517
	=========	=========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 372,053	$ 242,414
Premium deposits and credits due customers	36,083	32,273
Accounts payable	19,238	16,257
Accrued expenses	57,430	58,031
Current portion of long-term debt	50,065	16,135
Total current liabilities	534,869	365,110

Long-term debt	217,455	227,063

Deferred income taxes, net	29,571	24,859

Other liabilities	9,045	8,160

Shareholders' equity:

Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding 69,502 at 2005 and 69,159 at 2004	6,950	6,916
Additional paid-in capital	199,189	187,280
Retained earnings	523,879	425,662
Accumulated other comprehensive income	4,781	4,467

Total shareholders' equity	734,799	624,325

Total liabilities and shareholders' equity	$1,525,739	$1,249,517
	=========	=========
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